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                                                                  EXHIBIT 10(jj)


* CONFIDENDIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                        CONTRACT MANUFACTURING AGREEMENT
                        --------------------------------

      This Agreement, dated this 10th day of April 2001, for reference only, is by and between Kensey Nash Corporation, a Delaware Corporation, located at 55 East Uwchlan Avenue, Exton, PA 19341 (hereinafter "Supplier"), and Organogenesis Inc., a Delaware Corporation, located at 150 Dan Road, Canton, MA
 02021 (hereinafter "Buyer").

     WHEREAS, Supplier possesses technology, trade secrets, and patents related to medical and or surgical apparatus, systems, procedures, devices and components such as, but not limited to, biomaterial products for drug and growth factor delivery, puncture closure devices, absorbable fixation devices, vascular grafts, anastomosis and angiogenesis; and

     WHEREAS, Buyer possesses technology, trade secrets, and patents related to medical and or surgical apparatus, systems, procedures, devices and components such as, but not limited to, biomaterial products derived from mammalian intestinal collagen that it has disclosed and transferred to Supplier; and

     WHEREAS, Buyer has paid and will continue to pay Supplier for the development costs of processes and equipment necessary and desirable for the scale-up of the manufacture and exclusive supply to Buyer of certain products; and

     WHEREAS, Buyer and Supplier jointly, and both parties separately have and will continue to conceive and reduce to practice valuable proprietary intellectual property, whether or not patentable, used or useful in the scale-up of the manufacture and supply of certain products by Supplier to Buyer for which Buyer will have paid Supplier; and

     WHEREAS, Buyer desires to purchase its requirements of certain products from Supplier; and

     WHEREAS, Supplier desires to sell certain products exclusively to Buyer under the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements provided herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   PRODUCT: Supplier shall manufacture and sell Product exclusively to Buyer
     --------
     throughout the Term, where "Product" means any article containing a natural acellular biomaterial derived from mammalian intestinal collagen that is manufactured by Kensey Nash and is intended for any use as a healthcare product. All Product shall meet the "Specifications" set forth in Schedule A, and the requirements of Schedule C ("Drawing"), which are attached hereto and made a part of this Agreement. Such Specifications may be changed from time to time only as agreed to in writing by the

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  --------------------------------

     parties, additionally, said changes being subject to the requirements of Articles 7 and 21 herein.

2.   DURATION:  The duration of this Agreement shall be from the Effective Date
     ---------
     and continue until January 1, 2005, unless otherwise agreed in writing by the parties (the "Term"); where "Effective Date" is the date of the last executing signature hereon, which signifies the start of the Agreement Term. This Agreement shall be automatically renewed for successive one
     (1) year terms thereafter unless either party notifies the other party to the contrary not less than 180 days prior to the expiration of the then current term.

3.   FORECAST QUANTITIES:  Subject only to other provisions of this Agreement,
     --------------------
     Supplier shall sell exclusively to Buyer and Buyer shall purchase from Supplier one-hundred percent (100%) of Buyer's requirements for Product or substantially equivalent products. Throughout the Term Buyer shall provide Supplier with a rolling four-quarter forecast of its estimate of its demand for Product within 30 days of the beginning of each calendar quarter for the next four quarters. Buyer's forecast for the first such subsequent quarter of each such rolling forecast shall be binding on both Buyer and Supplier, following the second full quarter of any product's commercial introduction to the market. Supplier shall advise Buyer within ten business days of receipt of each such forecast if the forecasted requirements are expected to exceed Supplier's ability to supply. During the initial year of this Agreement, Buyer agrees to supply a forecast to Supplier covering the forecasted requirements for the balance of the current calendar year, such forecast to be supplied within thirty (30) days of the signing of this Agreement, or within thirty (30) days of the placement of the first Product order, whichever occurs later.

4.   INCREASED QUANTITIES:  During the Term, Supplier will supply in any given
     ---------------------
     year up to two-hundred percent (200%) of the expected annual purchase quantities indicated in Buyer's annual forecast without further Agreement. In the event that Buyer requires in any year quantities which exceed two-hundred percent (200%) of the forecasted annual quantity, Buyer shall so notify Supplier in writing at least as many days in advance of Buyer's desired shipping date as there are days in one complete production cycle for Products. Supplier shall use its reasonable efforts (consistent with good business practice) to meet Buyer's requirements for such additional Product and shall inform Buyer within thirty (30) days of notice whether or not Supplier will supply all or a portion of such requirements.

5.   REDUCED QUANTITIES: During the term of this Agreement, Buyer may order in
     -------------------
     any given year a quantity down to [***] of the expected annual purchase quantities indicated in Buyer's rolling forecast for any product or Products without further agreement. In the event that Buyer does not order at least [***] of the annually forecasted requirements for any Product, Buyer will pay an inventory fee, not to exceed five percent (5%) of the difference in price between [***]of the annual forecast and the amount of that product actually ordered. The order shortfall shall be

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  --------------------------------

     determined by calculating the amount that the actual annual order total falls below [***] of the forecast. The inventory fee for any Product will be waived, so long as orders for Product remain above [***] of forecast of Products. In addition, Buyer shall reimburse Supplier for finished Product ("Inventory") that has exceeded its shelf-life in any quarter where orders fall below [***] of quarterly estimates of said forecast ("Reimbursement"). At the request of Buyer, Supplier will purchase from ICG or another mutually acceptable raw material supplier, and store at a mutually satisfactory location having suitable environmental controls such as refrigeration, up to a one-year inventory of chemically cleaned porcine intestinal material, and will refresh such stored inventory frequently enough to assure that it is continually in-dated. Buyer will pay for such inventory at its cost to Supplier plus Supplier's cost of storage and handling, which in the aggregate are hereby established at fifteen percent (15%) of Supplier's cost of inventory of mechanically cleaned porcine intestinal material, and Buyer will thereafter receive from Supplier a credit equal to the "cost to Supplier", said credit to be applied to Buyer's orders as stored inventory is used to manufacture Product.

6.   ORDER AND DELIVERY: Buyer shall issue a purchase order for each delivery
     -------------------
     of Product under this Agreement. Each purchase order shall state the desired shipment date and the quantity being ordered. Supplier shall acknowledge promptly each purchase order issued by Buyer in writing, shall in any case notify Buyer within 10 business days of its discovery of its inability to timely deliver any Product ordered by each purchase order, and shall confirm delivery dates to destinations specified by Buyer; however, delivery dates must not conflict with Supplier's customary manufacturing lead times, although premium pricing may be enacted to accelerate delivery where Supplier's normal scheduling is in conflict with Buyer's requirements. Supplier will ship Product ordered by Buyer promptly upon completion of its manufacture. Each delivery of Product shall be accompanied by Supplier's Certificate of Conformance.

7.   PRICE: Subject to the requirements in Article 9 governing continual
     ------
     product improvement, the initial price for the Product is listed in Schedule B ("Price"), which is attached to this Agreement and made a part hereof. The price in Schedule B will remain in effect for the first 12 months of the Term. The Price may be adjusted by Supplier semiannually thereafter by so notifying Buyer in writing at least sixty (60) days prior to the effective date of such change and shall be adjusted semiannually throughout the Term to reflect any Improvements, as hereinafter defined. Pricing may be changed for other factors such as, but not limited to, revisions to specifications, revisions to lot release criteria, raw material costs, regulatory costs, or increases in product liability costs provided that any such revisions or costs are related solely to Product. No cumulative price increase (but not any price decrease) may exceed on a percentile basis the greater of the cumulative increase in either the CPPI (i.e., Producers Price Index for Chemicals and Allied Products, as published by the United States Department of Labor, Bureau of Labor Statistics) or the CPI (Consumer Price Index) between the Effective Date of this Agreement, or as applicable, the date of the

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  --------------------------------

     last Price increase, and the date of the proposed price increase. Buyer may accept such price increase, renegotiate this Agreement, or elect to terminate this Agreement; however, Buyer may not terminate if said increase is solely due to Buyer's actions. If Buyer elects to renegotiate this Agreement according to the terms of this Article, Supplier agrees to continue to provide Buyer with Product hereunder at the then current contract price for ninety (90) days. If Buyer elects to terminate this Agreement according to the terms of this Article, Supplier will continue to provide Buyer with product hereunder at the current contract price for 180 days, but Supplier may opt to continue supplying Product during the balance of the first twelve months of this Agreement, if the first twelve months have not been completed. During the Term, Buyer will be invoiced at the Price corresponding to the Buyer's forecasted annual requirements; adjustments, both refunds and additional charges, will be made within sixty (60) days of the close of each year should Buyer's actual purchases differ from the forecasted annual quantities. Supplier's cost for Inventory shall include Price and storage costs incurred by Supplier ("Inventory Cost"). Reimbursement under Article 5 of this Agreement shall be based upon this Inventory Cost.

8.   BUSINESS INTERRUPTION:  Supplier shall notify Buyer at the earliest
     ----------------------
     practicable time of any circumstance that would prompt any reasonable seller to conclude that any delivery of Products would not be made in conformity with the terms of this Agreement or any purchase order (each, a "Failure"). Both parties will use their best efforts to reduce or eliminate any Failure in the shortest possible time. If either party concludes that the other is not using its best efforts to reduce or eliminate any Failure, then that party may commence binding arbitration as described in Article 40. If any Failure occurs during the Term and continues for a period greater than the number of days in one complete production cycle or ninety (90) days, whichever is greater, for any Product affected by the Failure, then Supplier shall cooperate with Buyer to promptly and efficiently disclose to Buyer or its designee, and will permit Buyer or its designee to use at Supplier's expense, all information, processes and techniques known or possessed by Supplier that are necessary or convenient for the efficient manufacture of any Product affected by any Failure, including disclosing any necessary portion of Supplier's device master record for that Product (such information, processes, and techniques being "Procedures"). However, no Failure shall be deemed to occur within the first year following the Effective Date. Supplier's expense, as used in this paragraph, shall be limited to the cost of transportation of said device master record and a reasonable training period regarding Procedures contained therein. The right of Buyer or its designee to use any Procedures shall extend only for the period required for Buyer to both obtain a commercially reasonable third-party source of supply, and for Supplier to demonstrate to the reasonable acceptability of Buyer Supplier's renewed ability to supply Product according to the terms of this Agreement and any purchase order. Any use of procedures by Buyer, its designee, or third-party supplier, pursuant to this Article, shall be under terms of confidentiality at least as restrictive as those existing between Buyer and Supplier including those referenced in Article 33 of this Agreement. Where feasible, disclosure of procedures will be from Supplier to designee or third-party, as appropriate.

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  --------------------------------


9.   CONTINUAL PRODUCT IMPROVEMENT:  The parties agree to work jointly and
     ------------------------------
     separately throughout the Term to improve Products and the methods of their manufacture, including but not limited to redesigns and improvements that reduce the price of Products ("Improvements"). Each party shall promptly disclose to the other the nature of any Improvements, whether or not patentable, made during the Term by either party. The cost of patenting any Improvement made solely by one party shall be borne solely by it, and the cost of patenting any joint Improvement shall be borne equally by both parties. The parties hereto shall incorporate Improvements deemed beneficial by either party into the manufacture of Products, and a subsequent Price for that Product shall be negotiated in good faith between the parties.

10.  TERMINATION: Either party may terminate this Agreement in the event that
     ------------
     the other party materially breaches or defaults in the performance of any material obligation, and such breach or default continues for sixty (60) days after written notice thereof to the other in accordance with the provisions hereof governing notice. No Failure, in and of itself, shall be cause for termination. Any termination shall be effective at the end of that notice period unless the breaching or defaulting party cures its breach or default within the 60-day notice period. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party for corporate reorganization or for the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and are not thereafter released within sixty (60) days, the other party may terminate this Agreement forthwith by notice in accordance with the provisions governing notice. In the event of any termination or expiration of this Agreement, Buyer may use and disclose Procedures, subject to Article 27 herein, and purchase, free of any lien, any or all capital equipment purchased by Supplier specifically for the manufacture or storage of Product, at its then depreciated cost to Supplier. Said capital equipment being specified pursuant to the Phase II development program described in Article 11.

11.  PREPRODUCTION PHASE: Supplier represents that it will timely complete the
     --------------------
     undertakings it has made in the "Phase II" development program at the prices described in the letter to Buyer from Supplier dated January 19, 2001, and attached hereto.

12.  WARRANTY: Supplier warrants that the Product shipped hereunder meets the
     ---------
     Specifications set forth in Schedule A, and that said Product is free from any liens. Other than the foregoing, SUPPLIER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE EVEN WHERE THE USE OR PURPOSE IS KNOWN TO SUPPLIER. Buyer assumes all risk and liability for results obtained by the use of Product covered by this Agreement, whether used singly or in

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                 CONTRACT MANUFACTURING AGREEMENT (continued)
                 ---------------------------------

     combination with other products. SUPPLIER SHALL NOT BE LIABLE TO BUYER OR ANY OTHER AGENT OR REPRESENTATIVE THEREOF FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FROM ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY OR ANY OTHER AGENT OR REPRESENTATIVE THEREOF, UNDER THIS AGREEMENT OR OTHERWISE.

13.  INDEMNIFICATION: Buyer shall fully indemnify, defend and hold harmless
     ---------------
     Supplier against all loss and expense, including, but not limited to, court costs, expenses, and reasonable attorney's fees, resulting from injury to or death of any person, loss of or damage to property, or intellectual property claims, so long as loss results in any way from Buyer's use or sale of Product, or any act or omission, negligent or otherwise, on the part of the Buyer, its agents, employees, subcontractors or assignees, in connection with Supplier's performance of this Agreement, except when any loss or expense is caused by the misconduct or negligence of Supplier.

14.  USE OF TRADEMARK: Each party agrees that it will not, without the other
     ----------------
     party's prior written consent, use and/or associate the other party, the other party's corporate name or any of the other party's trademarks, either orally or in writing, with any of the other party's products, except that Buyer may use Supplier's name and associate Supplier with Buyer's Product as is required by federal or state regulation in gaining approval to market or to continue marketing Buyer's Product.

15.  CLAIMS: Buyer shall provide notice to Supplier of any claim arising from
     ------
     the Product within forty-five (45) days after receipt of each shipment. Failure to give notice of claim within forty-five (45) days from the date of delivery, or the date fixed for shipment in the case of nondelivery, shall constitute a waiver by Buyer of all claims with respect to such Product, so long as reasonable inspection, including any agreed to incoming inspection, would have revealed claim. No claim shall be allowed after Product has been processed by Buyer in any manner. Upon Supplier's confirmation, Supplier will provide Buyer with credit, refund or replacement, at Supplier's discretion, for the shipment containing the non-conforming Product. Product shall not be returned to Supplier without Supplier's prior permission, and then only in the manner and to the destination prescribed by Supplier. Supplier shall reimburse Buyer for the actual costs of returning any Product returned in accordance with Supplier's instructions. In no event shall Supplier be liable to Buyer for special, indirect or consequential damages.

16.  QUALITY CONTROL: All Products shall meet the specifications contained in
     ---------------
     Schedule A, subject to Supplier's standard and lawful non-conformance or deviation procedures, and shall be subjected to quality control inspections by Supplier in accordance with Supplier's quality control standards and system. If Buyer's inspection shows that the Product fails to meet the specifications contained in Schedule A, Buyer shall notify Supplier within forty-five (45) days of receipt of the non-conforming

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                 CONTRACT MANUFACTURING AGREEMENT (continued)
                 ---------------------------------

     Product, provided that reasonable inspection would have revealed the failure. Promptly after the Effective Date the quality assurance representatives of the parties shall confer to agree upon the most efficient assignment of quality and variance reporting functions between them.

17.  TERMS OF PAYMENT:  Buyer will pay to Supplier the invoiced amount paid net
     ----------------
     cash forty-five (45) days from date of Supplier's invoice. Supplier may impose a late payment service charge of 1.5% per month on invoices not paid when due. All payments shall be in United States currency.

18.  FINANCIAL RESPONSIBILITY: In the event Buyer fails to fulfill the terms of
     ------------------------
     payment, or in case Supplier shall have a substantial doubt at any time as to Buyer's financial responsibility, Supplier may decline to make further deliveries except upon receipt of cash or satisfactory security.

19.  RISK OF LOSS: Deliveries shall be F.O.B. Exton, Pennsylvania, USA via
     ------------
     standard, freight carrier. Buyer shall be responsible for any and all product damage or loss from using a non-refrigerated carrier (unless agreed upon insulated shipping method is used). Buyer shall be responsible for all delivery costs and will be invoiced for such by Supplier. Title to and risk of loss in all Product sold hereunder shall pass to Buyer upon loading for shipment at Supplier's plant.

20.  FORCE MAJEURE: No liability shall result from delay in performance, or
     -------------
     nonperformance, caused by circumstances beyond the control of Supplier, including, but not limited to, acts of God, fire, flood, war, Government action, accident, labor trouble or shortage, inability to obtain material, utilities, equipment or transportation. Quantities so affected may be eliminated from the Agreement without liability, but the Agreement shall remain otherwise unaffected. Should acts of God, fire, flood, war, Government action, accident, labor trouble or shortage, utilities, equipment or transportation, prevent Buyer from performing Buyer's obligations under this Agreement for a continuous period of six (6) months, Buyer may cancel the balance of the Agreement. Upon claiming the benefit of this section, the party claiming the benefit shall promptly so notify the other party and the reasons therefor, and claiming party shall use its reasonable efforts, consistent with good business practices, to minimize such delays.

21.  REGULATORY RESPONSIBILITIES: Supplier shall manufacture Product under this
     ---------------------------
     Agreement in material compliance with the U.S. Quality System Regulation
     (QSR) and ISO 9001/EN 46001 in accordance with the Supplier's protocols. Any changes to the Specifications or Drawings relating to the final product must be agreed to in writing by both parties before such changes are implemented. Buyer shall be responsible for obtaining all necessary government approvals to market Buyer's application. Buyer shall pay for those sterilization validations that are required for the commercial manufacture of finished Product, subject to separate negotiation with Supplier regarding the price and extent thereof, or alternatively Buyer may perform

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                 CONTRACT MANUFACTURING AGREEMENT (continued)
                 ---------------------------------

     them internally or have them performed by a third party.
     Buyer shall indicate Buyer's validation preference in writing prior to the shipment by Supplier of production quantities of Product. Upon terms of confidentiality reasonably acceptable to Supplier, Supplier agrees to provide reasonable assistance to Buyer in obtaining any such governmental approvals, including providing required information to the U.S. Food and Drug Administration or any other governmental agency requesting the information to the extent such information is readily available or can be developed at minimal cost to Supplier; alternatively Buyer agrees to fund such information development and preparation. Confidential disclosures will be made by Supplier directly to the third-party agency, on behalf of Buyer; Buyer's direct access to data will remain limited to reports customarily provided by Supplier.

22.  REGULATORY SUPPORT: Assurance of continuing compliance with regulatory
     ------------------
     requirements issued following the shipment of Product is to be considered "Regulatory Consulting", and is not a requirement under this Agreement. If Regulatory Consulting or ongoing access to Supplier's material database is required, Supplier will invoice Buyer separately for this service(s). If Buyer agrees to fund such consulting, Supplier will charge Buyer its "preferred" consulting rate, said preferred rate being discounted fifteen percent (15%) below Supplier's standard consulting rate.

23.  ADVERSE EVENT REPORTING: Each party hereto agrees to report promptly to
     -----------------------
     the other party any information concerning serious or unexpected side effects, injury, toxicity, reactions or any unexpected event associated with clinical, investigational or commercial use of Product. Such information shall also include, to the extent known, pre-existing diseases, syndromes, or abnormal diagnostic tests results that re-appear or are exacerbated by use of Product. Statements of customer dissatisfaction not related to such serious or unexpected effects will be the sole responsibility of Buyer; Supplier will notify Buyer promptly of such statements of which it receives information, and Buyer may but is not required to notify Supplier of them. Upon receipt of such information by either party hereto, both parties shall promptly consult each other and use best efforts to arrive at a mutually acceptable procedure for taking the appropriate actions under the circumstances; provided, however, that nothing contained herein shall restrict the right of either party to make a submission to a regulatory authority or take other actions it deems to be appropriate or necessary. As between the parties Buyer shall be responsible for all medical device reporting (MDR), vigilance reporting, and recalls, associated with Buyer's application, which incorporates Product. Supplier shall be notified in writing of any such reports or recalls.

24.  COMPLIANCE WITH LAW: Each party represents that it is and will remain in
     -------------------
     material compliance with all applicable federal, state and local laws, regulations and orders.

25.  INDEPENDENT CONTRACTOR: The employees, methods, equipment and facilities
     ----------------------
     of each party shall at all times be under that party's exclusive direction and control.

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                 CONTRACT MANUFACTURING AGREEMENT (continued)
                 ---------------------------------

     Buyer's relationship to Supplier under this Agreement shall be that of an independent contractor and nothing in this Agreement shall be construed to constitute either party, or any of its employees, an agent, associate, joint venturer or partner of the other party.

26.  INTELLECTUAL PROPERTY: The parties acknowledge that each owns or has
     ---------------------
     rights to commercially valuable intellectual property, whether or not patented, conceived and developed by each of them independently prior to July 17, 2000, the date of the confidentiality agreement between the parties. All such intellectual property or rights shall be and remain the sole property of the party owning or having rights to that intellectual property. Supplier acknowledges that since July 17, 2000 and continuing throughout the Term Buyer will continue to disclose its valuable intellectual property to Supplier to enable it to manufacture and sell Product efficiently to Buyer, and that since July 17, 2000 the parties have jointly and Supplier has solely conceived additional commercially valuable intellectual property, whether or not patentable, related to the scale-up of manufacture of Product, which may include intellectual property conceived or developed by Buyer prior to July 17, 2000, the costs of which have been borne by Buyer (all such intellectual property hereafter being referred to collectively as the "After-acquired Intellectual Property"). Except as provided in Article 27, all After-acquired Intellectual Property shall be and remain the sole property of Buyer, will not be used or disclosed by Supplier except as is required to enable Supplier to fulfill its obligations hereunder, and Supplier will promptly disclose to Buyer all such After-acquired Intellectual Property conceived by it, and will execute any document necessary or convenient to confirm Buyer's ownership of After-acquired Intellectual Property or to obtain legal protection therefor.

27.  ROYALTY-FREE PERPETUAL LICENSE: Notwithstanding the previous Article, and
     ------------------------------
     subject to the restrictions in this Article, Buyer hereby grants to Supplier a royalty-free, paid up, perpetual license to make, use and sell, but not to disclose or sublicense to others, all After-acquired Intellectual Property conceived solely by Supplier. Buyer may temporarily revoke this license with respect to all or any part of such After-acquired Intellectual Property if a Failure occurs as described in Article 8, or permanently revoke this license upon any termination of this Agreement. Buyer shall pay Supplier upon revocation or expiration an amount equal to the then-present value of the actual cost to Supplier of its conception and development of all that After-acquired Intellectual Property to which the revocation, or expiration applies, unless such termination is due to the fault of the Supplier, in which case no such payment shall be due.

28.  RIGHT OF BUYER TO LICENSE CERTAIN INTELLECTUAL PROPERTY:  Subject to the
     --------------------------------------------------------
     provision in the last sentence of this Article, Supplier may from time to time during the Term develop new product concepts or prototypes that incorporate mammalian intestinal collagen, but which are not manufactured for Buyer under this Agreement. Should this occur, Supplier will notify Buyer and the parties will make a good faith effort to evaluate and, if appropriate, develop and commercialize resulting

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                 CONTRACT MANUFACTURING AGREEMENT (continued)
                 ---------------------------------

     products. If Buyer does not wish to participate in the development or commercialization of the new product, or the parties are not able to agree on the terms therefor within 90 days of Supplier's original offer, Supplier may thereafter license its intellectual property, and the right to manufacture that product, to a third entity. Supplier may also use that intellectual property itself only so long as it is not used by Supplier to manufacture Products for another entity. Provided, that, the right of Supplier to use or license such intellectual property shall not in any case apply to any After-acquired Intellectual Property described in
     Article 26.


29.  NOTICES: All notices required hereunder shall be in writing, and shall be
     --------
     sent by certified mail return receipt requested, or by facsimile confirmed by such certified mail, to the party to be notified at its following address or at such other address as shall have been specified in written notice from the party to be notified. If to "Supplier", addressed to:
     Kensey Nash Corporation, 55 East Uwchlan Avenue, Exton, PA  19341,
     Attention: Joseph W. Kaufmann.  If to "Buyer", addressed to:
     Organogenesis, Inc, 150 Dan Road, Canton, MA  02021, Attention: Patrick
     Bilbo.

30.  ASSIGNMENT: This Agreement is not assignable or transferable by either
     -----------
     party hereto, in whole or in part, without the prior written consent of the other party. Such consent may not be unreasonably withheld. Notwithstanding the preceding prohibition, the sale or change of control of a party's corporate entity would allow the transfer of this Agreement to that party's successor in interest without approval from the other party.

31.  EXCLUSIVITY: Notwithstanding Article 3 herein, no relationship between
     ------------
     Buyer and Supplier, other than that of normal transactional buyer and seller, are created by this Agreement, unless expressly detailed and described herein. Supplier shall not sell Product, as denoted and described in Article 1 or Schedule A of this Agreement, to parties other than Buyer.

32.  CLAUSE HEADINGS: The headings of clauses contained herein are used for
     ----------------
     convenience and ease of reference and shall not limit the scope or intent of the clause.

33.  DOCUMENTS INCORPORATED BY REFERENCE: The following documents are hereby
     ------------------------------------
     incorporated by reference:

       Schedule A entitled "Product Specifications", attached hereto;
       Schedule B entitled "Pricing " dated February 5, 2001, and attached hereto;
       Schedule C entitled "Drawing", attached hereto;
       Phase II Proposal (Revised) between the parties dated January 19, 2001, and attached hereto.

34.  ENTIRETY OF AGREEMENT: This Agreement embodies the entire agreement and
     ----------------------
     understanding between Supplier and Buyer relative to the subject matter hereof;

                                  Page 10 of 17

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------

     however the parties to this Agreement deem the non-disclosure agreement ("NDA"), separately executed and dated July 17th, 2000, to be of a general business nature and therefore declare the NDA to be and remain in full force and effect.

35.  CONFLICT OF TERMS: Any non-standard, preprinted term of any document
     ------------------
     (including those typically found at the end or on the reverse of any such document), including but not limited to a purchase order or acceptance, sent to either party by the other in connection with either's performance under this Agreement, shall be null, void and of no effect.

36.  MODIFICATION OF AGREEMENT: No amendment, modification or release from
     --------------------------
     any provision hereof shall be of any force or effect unless it is in writing, signed by the party claimed to be bound thereby, and specifically refers to this Agreement.

37.  WAIVER: No waiver by either party of any breach of the covenants
     -------
     herein contained to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or any other covenants or conditions herein.

38.  GOVERNING LAW: This Agreement shall be governed by and interpreted in
     --------------
     accordance with the laws of the Commonwealth of Pennsylvania, and shall be deemed to have been made and executed therein.

39.  SURVIVAL OF PROVISIONS: The obligations of the parties undertaken
     -----------------------
     pursuant to Articles 12,13,14,15,16,21,23,26,27 and 37 of this Agreement and the definition of any term used in any of those Articles shall survive the termination of this Agreement.

40.  BINDING ARBITRATION: The parties agree to attempt to settle any
     --------------------
     dispute under this Agreement by mutual discussion and consent. Any dispute between the parties not resolved by amicable discussions shall be settled by binding arbitration, which may be commenced by notice from either party to the other at any time during the Term pursuant to the provisions hereof governing notice (the "Commencement Notice"). Any such notice shall contain a short, clear statement of the nature of the dispute (the "Statement"). The party receiving the notice may, but is not required to, reply to the notice promptly with its own Statement. Within 10 days of receipt of any Commencement Notice each party, pursuant to the provisions hereof governing notice, shall advise the other of the name, address, affiliation, and phone number of one individual, not an employee, director or agent of that party, or a relative of any of the foregoing. The two individuals so appointed shall appoint within 10 days thereafter a third individual who shall be a person with generally recognized competence in the field of the manufacture, marketing and sale of biomaterials for healthcare use. The three individuals so appointed (the "Arbitrator(s)") shall receive and consider any relevant information provided to them by either party, either orally or in writing, if, but only if, the information is provided to each of the three individuals both within 10 days of the date of the appointment of the third Arbitrator and is either accompanied by the sworn affidavit of an officer of the submitting party

                                  Page 11 of 17

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------

     attesting to its accuracy and completeness, or is given under oath (all such information hereafter "Evidence"). The Arbitrators shall, by a majority vote taken within 10 days of the receipt of all Evidence, render a written judgment based solely upon the Evidence that is the narrowest reasonable award dispositive of the dispute contained in the Statements. Any arbitration commenced by one party against the other shall take place in the jurisdiction of the other, excluding cross-actions. The costs of the arbitration, including administrative and the Arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witnesses' fees. Neither party shall commence any action in any court to resolve any dispute between them except to confirm any such arbitration award. Commencement of any such action shall be a breach of this Agreement entitling the other, in addition to any other remedy it may have at law or in equity, to terminate this Agreement forthwith.


Accepted by the following authorized individuals:

Kensey Nash Corporation                Organogenesis Inc.

By:                                    By:
/s/ Joseph W. Kaufman                  /s/ Paul J. DiCicco
----------------------------------     ------------------------------

Print:                                 Print:
          Joseph W. Kaufmann           Paul J. DiCicco
                                       ------------------------------

Title:   President and CEO             Title:
                                       Vice President, Operations
                                       ------------------------------

Date:                                  Date:
4/10/01                                4/12/01
----------------------------------     ------------------------------

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------


SCHEDULE A-PRODUCT SPECIFICATIONS
---------------------------------


The parties will mutually agree to, and will attach, Specifications as soon as reasonably practicable.
Date: [insert date]

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------


SCHEDULE B--PRICING
------------------


Engineered Collagen Matrix Products - Individually Final Packaged and Gamma
---------------------------------------------------------------------------
Sterilized
----------

-------------------------------------------------------------------------------
                                 Annual Order Quantity
-------------------------------------------------------------------------------

Piece Pricing                    ********   ***********   **********
-------------------------------------------------------------------------------
Wound Dressing (single layer):   ********   ********      *********
     5cm [multiply] 5cm
-------------------------------------------------------------------------------
     10cm [multiply] 10cm        ********   ********      *********
-------------------------------------------------------------------------------
Surgical Patch (5 layers):       ********   ********      *********
     5cm [multiply] 10cm
-------------------------------------------------------------------------------
     10cm [multiply] 15cm        ********   ********      *********
-------------------------------------------------------------------------------
Urogyn Sling (5 layers):         ********   ********      *********
     2cm [multiply] 10cm
-------------------------------------------------------------------------------
     2cm [multiply] 30cm         ********   ********      *********
-------------------------------------------------------------------------------
Dura Patch (4 layers):
     5cm [multiply] 5cm          ********   ********      *********
-------------------------------------------------------------------------------
     10cm [multiply] 10cm        ********   ********      *********
-------------------------------------------------------------------------------

Date: February 5, 2001

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------

SCHEDULE C--DRAWING
-------------------

The parties will agree to and will attach a drawing suitable for Supplier's quality system as soon as reasonably proacticable.


Date: [insert date]

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------

                      COPY OF PHASE II PROPOSAL (REVISED)
                      -----------------------------------

January 19, 2001

                                                                         REVISED
Mr. Patrick Bilbo                                                        -------
Organogenesis, Inc.
150 Dan Road
Canton, MA  02021

Dear Patrick:

Thank you for this opportunity to continue to work with Organogenesis on your Engineered Collagen Matrix (ECM) product. Per our previous conversations, we are happy to quote on Phase 2 development of the commercial manufacturing process for this product. Based upon our previous review of the information you have provided as well as ongoing discussions, we have prepared a detailed analysis of the tasks required in order to provide you with commercial quality ECM product manufactured by Kensey Nash. We are confident we can provide you with product that meets your specifications.

We will use the information gathered during the process development phase (Phase 1) in order to more accurately define the full scale manufacturing process to successfully complete the commercial production phase (Phase 2). We will describe below the tasks necessary and the various assumptions made for Phase 2 of the project.

COMMERCIAL PRODUCTION PHASE -- PHASE 2
--------------------------------------
Based upon information obtained during Phase 1, we will develop the full-scale manufacturing process for the ECM product in four configurations (unlaminated single layer [Wound Dressing] and laminated four layers [Dura Patch] and five layers [Surgical Patch and Urogyn Sling]). The manufacturing process will conform to all internal KNC Quality System regulations as well GMP regulations, ISO 9001, and EN 46001. In order to accomplish the development of this process we anticipate the production of seven runs of product (total of **********feet of intestine). We will continue the work started in Phase 1 to develop final release criteria and methods for bioburden and LAL testing as well as DSC and tensile testing. We will also perform all required validations, including sterilization *, cleaning, process and test method validations. We will utilize at least 50% of the product from the production runs for development of the process, appropriate release testing and validations. We anticipate this phase of the development process will cover six-months.

* Included in the development quote below is the performance of sterilization validations on the ECM product. For the purposes of this quotation, we have assumed that we will be performing two sterilization validations as we believe the product line will be split into two "product families", ******************". This assumption is based on our preliminary analysis of the bioburden levels associated with each process. We will perform preliminary bioburden testing prior to the performance of the sterility validations. Should this preliminary testing yield results which allow us to process the product as one product family, there will be a cost savings to Organogenesis. We will notify you of the results of the preliminary bioburden testing when available. Also note that the cost of required regular quarterly dose audits will be quoted once we have reached the production phase of the ECM product.

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                  CONTRACT MANUFACTURING AGREEMENT (continued)
                  ---------------------------------

Phase 2 Highlights:
     . End result: FULLY VALIDATED, full-scale manufacturing process for all four ECM configurations
     .    Approximately *********** hours of KNC manpower
     . Organogenesis will yield approximately 425 pieces across all product configurations. Aside from in-process scrap, testing and validations, we will provide additional quantities as available.

The estimated costs for these Phase 2 process development activities will be as follows:

     Equipment and Custom Fabricated Fixtures **                  ************
     Process Development:
          Manufacturing process development                       ************
          Production runs                                         ************
          Test methods development and execution                  *************
          Validations                                             ************
                                                                  ------------
               Total Phase 2 - Commercial Process Development     *************
                                                                  =============
          **   Equipment and fixtures will remain the property of Kensey Nash
          Corporation to be used in the manufacturing process of the Organogenesis ECM product.

The above cost assumes Organogenesis will provide Kensey Nash with all required (approximately ************* feet) mechanically cleaned porcine intestine for this development phase. All other materials and all labor, equipment and custom fabricated fixtures required to complete phase 2 process development are included in the above cost. The above cost does not include the establishment and development of currently undefined in-process and lot release tests, nor does it include the performance of shelf life or packaging integrity studies. If additional release testing is required or once we have generated enough data to develop the protocols for the shelf life and/or packaging integrity tests, we will be happy to quote for these additional services at that time.

Terms:
------
     Invoices will be generated monthly over the six month period in increments of *******

Clinical & Regulatory Assistance
Kensey Nash has a full complement of experienced clinical and regulatory personnel who can assist you with any clinical or regulatory matters upon request. These services could include the preparation of clinical trial protocols, regulatory submissions (both US and worldwide), a Device Master File or any other service you may require during the development phase of this product. These services would be performed at our hourly consulting rates, which will be provided upon request.

We are looking forward to working with you and your team on this project. If you have any questions regarding this quote, please call Russ Kronengold at
(610) 594-4386. To begin the process development work, please call Phyllis Mahers at (610) 594-4383.

Sincerely,
   /s/

Wendy F. DiCicco                                      Supplier Initials________
Chief Financial Officer                               Buyer Initials___________

                                  Page 17 of 17